                                   EXHIBIT 2


                                 SOHU.COM INC.
          SECOND AMENDED AND RESTATED STOCKHOLDERS' VOTING AGREEMENT



     This Second Amended and Restated Stockholders' Voting Agreement, (the "Agreement") is made as of October 18, 1999 by and among Sohu.com Inc., a Delaware corporation (the "Company") formerly known as Internet Technologies China Incorporated, the persons listed as Investors on Exhibit A (the "Investors") and Charles Zhang, Brant Binder, Nicholas Negroponte and Edward B. Roberts (the "Founders"). The Investors and the Founders will be referred to herein collectively as the "Holders."

     WHEREAS, the Investors are parties to (a) a Series B Preferred Stock Purchase Agreement (the "Series B Purchase Agreement") dated as of March 10, 1998 between the Company and the Investors named therein (b) a Series B-1 Preferred Stock Purchase Agreement (the "Series B-1 Purchase Agreement") dated as of August 18, 1998 between the Company and the Investor named therein or (c) a Series C Preferred Stock Purchase Agreement (the "Series C Purchase Agreement") dated as of the date hereof between the Company and the Investors named therein;

     WHEREAS, the Company and the Investors which are parties to the Series B Purchase Agreement and the Series B-1 Purchase Agreements (the "Initial Investors") are parties to an Amended and Restated Stockholders' Voting Agreement dated as of August 18, 1998 (the "First Amended and Restated Stockholders' Voting Agreement");

     WHEREAS, certain of the obligations of the Company and of the Investors which are parties thereto under the Series C Purchase Agreements (the "Additional Investors") are conditioned upon the amendment and restatement of the First Amended and Restated Stockholders' Voting Agreement to add the Additional Investors as parties and to make such additional changes as are set forth herein; and

     WHEREAS, the Company and the Initial Investors wish to amend and restate the First Amended and Restated Stockholders' Voting Agreement as set forth herein and the parties hereto wish to have this Agreement govern certain voting by the Holders in elections for directors of the Company and to clarify certain provisions of the Company's Third Amended and Restated Certificate of Incorporation (the "Certificate of Incorporation").

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

     1.   Voting.
          ------

          1.1 In all elections of Directors of the Company held during the term of this Agreement (whether at a meeting or by written consent in lieu of a meeting), each of the Holders unconditionally agrees to vote all shares of the Company's Common Stock, $.01 par value

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"Common Stock"), and all shares of the Company's Preferred Stock, $.01 par value
("Preferred Stock"), and any other voting securities of the Company now owned or hereafter acquired or controlled by it or him, whether by purchase, conversion of other securities, exercise of rights, warrants or options, stock dividends or otherwise, to elect to the Board of Directors of the Company (i) at least one nominee selected by Intel Corporation ("Intel"), (ii) at least one nominee selected by the holders of a majority in interest of such voting securities held by Harrison Enterprises Inc. ("Harrison") and Kummell Investments Limited ("Kummell"), and (iii) at least one nominee selected by Dow Jones & Company, Inc. ("Dow Jones").

          1.2 No Holder will vote to remove any member of the Board of Directors of the Company designated in accordance with the foregoing provisions of this Section, other than for cause, unless the person or persons entitled to nominate or approve that Director so votes or otherwise consents, and, if the person or persons so entitled to nominate or approve so votes or otherwise consents, then all Holders will vote likewise.

          1.3 Without the approval of the holders of a majority of the Preferred Stock purchased by Intel pursuant to the Series B Purchase Agreement and the holders of a majority of the Preferred Stock purchased by Kummell pursuant to the Series B Purchase Agreement, the Company will not take, and no Holder will vote in favor of, any action which:

               (i) increases the number of authorized shares of the Series B Convertible Preferred Stock of the Company (the "Series B Preferred") or amends or changes the rights, preferences, powers, privileges or restrictions of the Series B Preferred;

               (ii) authorizes, creates or issues shares of any class or series of stock having a preference superior to or on a parity with the Series B Preferred;

               (iii) reclassifies stock into shares having a preference over or on a parity with the Series B Preferred;

               (iv) amends the Company's Certificate of Incorporation in a manner that adversely affects the rights of the Series B Preferred;

               (v) results in a merger or consolidation of the Company with one or more other corporations or other entities in which the stockholders of the Company immediately prior to such merger or consolidation hod stock representing less than a majority of the voting power of the outstanding shares of the Company or resulting entity immediately after such merger or consolidation;

               (vi) results in the sale or other transaction in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or otherwise results in the reorganization of the Company;

               (vii) results in the dissolution, liquidation or winding up of the Company;

               (viii) declares or pays a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

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               (ix)   results in the incurrence of indebtedness in excess of
$50,000;

               (x) materially alters or changes the strategic direction or business operations of the Company in a manner that is not contemplated by the Company 's most recent board-approved business plan; or

               (xi) amends ARTICLE IX ("Indemnification") of the Company's By-Laws.

          1.4 Without the approval of the holders of a majority of the Series C Convertible Preferred Stock of the Company (the "Series C Preferred"), the Company will not take, and no Holder will vote in favor of, any action which:

               (i) increases the authorized number of shares of the Series C Preferred or amends or changes the rights, preferences, powers, privileges or restrictions of the Series C Preferred;

               (ii) authorizes, creates or issues shares of any class or series of stock having a preference superior to or on a parity with the Series C Preferred;

               (iii) reclassifies stock into shares having a preference over or on a parity with the Series C Preferred;

               (iv) amends the Company's Certificate of Incorporation in a manner that adversely affects the rights of the Series C Preferred

               (v) results in a merger or consolidation of the Company with one or more other corporations or other entities in which the stockholders of the Company immediately prior to such merger or consolidation had stock representing less than a majority of the voting power of the outstanding shares of the Company or resulting entity immediately after such merger or consolidation;

               (vi) results in the sale or other transaction in a single transaction or a series of related transactions of all or substantially all of the assets of the Company, or otherwise results in the reorganization of the Company;

               (vii) results in the dissolution, liquidation or winding up of the Company;

               (viii) declares or pays a dividend on the Common Stock (other than a dividend payable solely in shares of Common Stock);

               (ix) results in the incurrence of indebtedness in excess of $50,000;

               (x) materially alters or changes the strategic direction or business operations of the Company in a manner that is not contemplated by the Company's most recent board-approved business plan; or

               (xi) amends the indemnification provisions of the Company's By-Laws.

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2.   Legend. For so long as this Agreement is in effect, each certificate
     ------
representing shares of Common Stock, Preferred Stock or other voting securities of the Company now or hereafter owned by a Holder or any transferee of a holder will be endorsed with the following legend:

               VOTING OF THE SECURITIES REPRESENTED BY THIS
               CERTIFICATE IS SUBJECT TO THE TERMS AND
               CONDITIONS OF A CERTAIN STOCKHOLDERS' VOTING
               AGREEMENT BY AND AMONG THE STOCKHOLDER, THE
               COMPANY AND CERTAIN HOLDERS OF STOCK OF THE
               COMPANY. COPIES OF SUCH AGREEMENT MAY BE
               OBTAINED UPON WRITTEN REQUEST TO THE
               SECRETARY OF THE COMPANY.

3.   Termination.
     -----------

               (i)    The obligations of the Holders as to clause (i) of Section
1.1 above will terminate at such time as Intel does not hold either (a) at least 50% of the Preferred Stock purchased by it pursuant to the Series B Purchase Agreement or (b) at least 50% of the Preferred Stock purchased by it pursuant to the Series C Purchase Agreement or, in either such case, Common Stock into which any such Preferred Stock has been converted.

               (ii)   The obligations of the Holders as to clause (ii) of
Section 1.1 above will terminate at such time as Harrison and Kummell do not between them hold either (a) at least 50% of the Preferred Stock purchased by them pursuant to the Series B Purchase Agreement or (b) at least 50% of the Preferred Stock purchased by them pursuant to the Series C Purchase Agreement or, in either such case, Common Stock into which any such Preferred Stock has been converted.

               (iii)  The obligations of the Holders as to clause (iii) of
Section 1.1 above will terminate at such time as Dow Jones does not hold either
(a) at least 50% of the Preferred Stock purchased by it pursuant to the Series B Purchase Agreement or (b) at least 50% of the Preferred Stock purchased by it pursuant to the Series C Purchase Agreement or, in either such case, Common Stock into which any such Preferred Stock has been converted.

               (iv) Sections 1.1 and 1.2 of this Agreement will terminate in their entirety at such time as none of Intel, Harrison and Kummell together, or Dow Jones holds at least 50% of the aggregate amount of Preferred Stock so purchased by it or, in any such case, Common Stock into which any such Preferred Stock has been converted.

4.   Miscellaneous.
     -------------

          4.1  Specific Performance; Other Rights. The Company and the Holders
               ----------------------------------
recognize that the rights of the parties under this Agreement are unique, and accordingly Intel, Harrison and Kummell and Dow Jones will, in addition to such other remedies as may be available to any of them at law or in equity, have the right to enforce their rights hereunder by actions for injunctive relief and specific performance to the extent permitted by law. Except as provided

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herein, this Agreement is not intended to limit or abridge any rights of the parties which may exist apart from this Agreement.

          4.2  Governing Law. This Agreement shall be governed by and construed
               -------------
under the laws of the State of Delaware as applied to agreements among Delaware residents, made and to be performed entirely within the State of Delaware.

          4.3  Obligations of Transferees. This Agreement and the obligations of
               --------------------------
the parties hereunder shall be binding upon the parties hereto and, their respective successors, assigns, and transferees.

          4.4  Severability. In the event one or more of the provisions of this
               ------------
Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

          4.5  Attorney Fees. In the event that any dispute among the parties to
               -------------
this Agreement should result in litigation, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

          4.6  Counterparts. This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          4.7  Stock Split. All references to numbers of shares in this
               -----------
Agreement shall be appropriately adjusted to reflect any stock dividend, split, combination or other recapitalization of shares by the Company occurring after the date of this Agreement.

          4.8  Aggregation of Stock. All shares of Common Stock held or acquired
               --------------------
by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

          4.9  Termination of the First Amended and Restated Stockholders'
               -----------------------------------------------------------
Voting Agreement. The First Amended and Restated Stockholders' Voting Agreement
----------------
is hereby terminated in its entirety and replaced by this Agreement.

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     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                          SOHU.COM INC.



                                          By: ______________________________
                                              Charles Zhang
                                              President




                                          INVESTORS:


                                          ___________________________________
                                              (Printed Name of Investor)



                                          By: ______________________________
                                              Name:
                                              Title:



                                          FOUNDERS:


                                          ___________________________________
                                                  (Signature of Founder)



                                          ___________________________________
                                                (Printed Name of Founder)




                [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                        STOCKHOLDERS' VOTING AGREEMENT]

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                                   Exhibit A
                                   ---------

                               List of Investors


Intel Corporation                                   2200 Mission College Blvd.
2200 Mission College Blvd.                          Mail Stop SC4-203
Santa Clara, CA  95052                              Santa Clara, CA 95052
Attn: M&A Portfolio Manager - M/S RN6-46            Attn:   General Counsel
Attn: Treasurer & General Counsel                   Fax Number:   (408) 765-1859
Fax:  (408) 765-6038
                                                    and

                                                    Gibson, Dunn & Crutcher LLP
                                                    1530 Page Mill Road
                                                    Palo Alto, CA 94304
                                                    Attn:  Gregory T. Davidson
                                                    Fax Number:  (650) 849-5333


Harrison Enterprises Inc.
5 Norma Lane
Dix Hills, NY 11746
Fax Number:   (516) 424-5941

                                    Exhibit A
                                    ---------

                          List of Investors (continued)




Kummell Investments Limited                  With copies to:
Suite 835A, Europort                         Alice Li
Gibraltar (via London)                       Springfield Financial Advisory Ltd.
Fax Number: 350-736-25                       22/F Hang Lung Centre
Phone Number: 350-734-40                     2-20 Paterson Street
                                             Causeway Bay, Hong Kong
                                             Fax: (852) 2881-5741
                                             Phone Number: 852-2576-6800

                                             And

                                             McCarthy Legal Services LLC
                                             1188 Centre Street
                                             Newton Centre, MA 02159
                                             Fax:(617) 244-2889
                                             Phone: (617) 244-2800
                                             Attention: Paul G. Igoe

                                             And

                                             Terry Morris
                                             T. Morris & Company
                                             200 Putnam Street, Suite 600
                                             Marietta Ohio, 45750
                                             Phone:  741-373-8818
                                             Fax:  741-373-3707

PTV-China, Inc.
c/o IDG-Asia
One Exeter Plaza
The Penthouse Suite
Boston, Massachusetts 02116
Attention: Mr. Quan Zhou, President
Tel: (617) 534-1243

Dow Jones & Company, Inc.                              with a copy to:
200 Liberty Street
New York, New York 10281                               Dow Jones & Company, Inc.
Attn: President, International                         200 Liberty Street
                                                       New York, New York 10281
                                                       Attn: Legal Department

The Roberts Family Trust
c/o Edward B. Roberts, trustee
The Heritage
Apartment 1102
300 Boylston Street
Boston, MA 02116
Fax: (617) 426-9107
Phone: (617) 482-0671

Brant C. Binder
c/o Trust Company of the West
200 Park Avenue
Suite 2200
New York, NY 10166
Fax: (212) 771-4024
Phone: (212) 771-4177

Nicholas Negroponte
c/o MIT Media Lab
20 Ames Street, E15-208
Cambridge, MA 02139